UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.      )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

ADVISORSHARES TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

URGENT

RE: Your Investment in ETFs within AdvisorShares Trust

Dear Shareholder,

We have attempted to contact you regarding an important proxy vote pertaining to your investment in certain ETFs within AdvisorShares Trust.

AdvisorShares Trust was scheduled to hold a special meeting of shareholders on December 21, 2017. This meeting has been adjourned until January 18, 2018 for eleven of the sixteen funds.

AdvisorShares is asking shareholders to approve all proposals presented. Please take a moment to vote by following the instructions on the enclosed proxy card. You are being asked to vote only on the proposal(s) applicable to the fund(s) in which you are invested.

Please Note: The adjournment is only applicable to the eleven remaining ETFs that have not yet passed by December 21, 2017. If you own shares in any of the following eleven funds, please vote in order to avoid the incurrence of any additional proxy solicitation charges by AdvisorShares Trust.

AdvisorShares Ranger Equity Bear ETF (HDGE)

AdvisorShares Dorsey Wright ADR ETF (AADR)

AdvisorShares Peritus High Yield ETF (HYLD)

AdvisorShares Madrona Domestic ETF (FWDD)

AdvisorShares Madrona International ETF (FWDI)

AdvisorShares Madrona Global Bond ETF (FWDB)

AdvisorShares Meidell Tactical Advantage ETF (MATH)

AdvisorShares Wilshire Buyback ETF (TTFS)

AdvisorShares STAR Global Buy-Write ETF (VEGA)

AdvisorShares Focused Equity ETF (CWS)

AdvisorShares New Tech and Media ETF (FNG)

The following five funds have met meeting quorum by the initial shareholder meeting date of December 21, 2017 and have passed. A vote is NOT required for these funds.

AdvisorShares Newfleet Multi-Sector Income ETF (MINC)

AdvisorShares Sage Core Reserves ETF (HOLD)

AdvisorShares Pacific Asset Enhanced Floating Rate ETF (FLRT)

AdvisorShares Cornerstone Small Cap ETF (SCAP)

AdvisorShares KIM Korea Equity ETF (KOR)

If you have any questions on voting your proxy, please contact me directly at 877-777-8133 between the hours of 9:00 a.m. and 10:00 p.m., Eastern Time, Monday through Friday. This matter is very important but it will only take a moment of your time. Alliance Shareholder Communications has been engaged by AdvisorShares Trust to contact you for your vote.

Thank you in advance for your assistance in this matter.

Sincerely,

Gina Balderas

Manager

Shareholder Services